Exhibit 10.1

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (the “Amendment”) made and entered into on this the 27th day of July, 2010, by and between MITCHAM INDUSTRIES, INC., as “Borrower,” and FIRST VICTORIA NATIONAL BANK, as “Lender,” to amend, ratify and confirm that certain Loan Agreement (the “Loan Agreement”) among the parties hereto dated the 24th day of September, 2008, governing the terms of a line of credit as therein described and evidenced by a promissory note of even date therewith in the original principal sum of $25,000,000.00 (the “Loan”).

In consideration of their mutual warranties, covenants and agreements contained herein, and in said Loan Agreement and Lender’s renewal and extension of the existing line of credit to Borrower and the increase in that line of credit evidenced by the herein described promissory note, Borrower and Lender hereby warrant, covenant and agree as follows:

1. Borrower acknowledges, represents, warrants, and agrees that Borrower is presently indebted to Lender in the amount of the current principal balance of $16,050.00.00 owing on the promissory note described in Paragraph II.A. of the Loan Agreement and any accrued interest thereon, and that Borrower has no defenses, rights of set off, counterclaims, causes of action or any other bars to enforcement of the obligations governed by the Loan Agreement or this amendment thereto.

2. The Loan Agreement has been previously amended by First Amendment to Loan Agreement dated March 24, 2010.

3. Borrower is the Borrower under the Loan Agreement. All of the warranties of Borrower relating to Borrower’s corporate existence, good standing and authority to enter into this transaction as set forth in the Loan Agreement are hereby renewed, restated and confirmed, both as of the date of the Loan Agreement and the date of this Amendment thereto.

4. Borrower will execute and deliver to Lender a promissory note of even date herewith (the “Promissory Note”) in the amount of $35,000,000.00 in the form attached hereto and made a part hereof as Exhibit A, being partly in renewal and extension of the principal balance of the promissory note described in Paragraph II.A of the Loan Agreement and partly in renewal and increase of the existing line of credit on the terms as set forth on Promissory Note and in the Loan Agreement and this Amendment. Lender will advance to Borrower, according to the terms thereof and subject to the limitations expressed therein and in the Loan Agreement, as amended, the unadvanced portion of the principal of the Promissory Note remaining after renewal of the principal balance of the existing line of credit. An amount of $2,000,000.00 of the unadvanced portion of the principal of the Promissory Note has been reserved for the purposes of funding amounts drawn on a letter of credit issued at Borrower’s request pursuant to Paragraph V.B of the Loan Agreement and will continue to be reserved in accordance with the Loan Agreement. Lender’s obligation to make advances to Borrower under the Loan Agreement will hereafter be limited to the unadvanced portion of the Promissory Note.

5. In addition to the other obligations of Borrower under the Loan Agreement, Borrower will pay to Lender a commitment fee in the amount of $46,250.00 as consideration for the modification of the terms of the Loan set forth in this Amendment and in the Promissory Note described in Paragraph 4. The commitment fee will be due upon execution of this Amendment.

6. Paragraph V.B of the Loan Agreement is hereby amended in its entirety to read as follows:

“B. At Borrower’s option, Lender will reserve for the purposes of funding amounts drawn on letters of credit issued by Lender or The Frost National Bank at Borrower’s request and with Lender’s approval up to $7,000,000.00 of the amount of the Loan which would otherwise be available for advances hereunder. Amounts drawn on any such letters of credit will be advanced by Lender from the principal of the Loan upon draws made in accordance with the terms of the letter. The amounts either drawn or available to be drawn on any such letter of credit will reduce the amount of the principal of the Loan available to be advanced to Borrower and the aggregate amount of all advances on the loan, together with all amounts which may be drawn under any letters of credit will not exceed the original principal amount of the Note currently evidencing the line of credit extended to Borrower under this Agreement ($35,000,000.00). Borrower will pay a fee of 1.0% of the face amount of each domestic letter of credit and 1.5% of the face amount of each foreign letter of credit for each year in which it will be in effect. Borrower will pay, in addition to the fees prescribed in the Loan Agreement for issuance of any letter of credit, any fees assessed by any other bank or other parties to the letter of credit transaction. Neither Lender nor The Frost National Bank will have any obligation to issue any letter of credit that is not acceptable to Lender as to form, term, and conditions.”

7. Paragraph V.C of the Loan Agreement is hereby amended in its entirety to read as follows:

“C. Lender will, at Borrower’s request, renew, extend and rearrange any portion of the unpaid balance of the Loan as a separate, amortizing loan evidenced by a promissory note requiring monthly installments of principal and interest in amounts sufficient to repay the balance over a period of 48 months at an interest rate One-half of One percent (0.5%) over the prime rate published in the Wall Street Journal at the time of such renewal and rearrangement, adjusted annually thereafter, in the form attached hereto as Exhibit “B.” Any portion of the unpaid balance of the Loan which is so renewed and rearranged will be deducted from the amount of the Loan that is available to be advanced to Borrower hereunder, so that the total of all advances of principal of the Loan, the amounts drawn or which may be drawn under any letters of credit issued pursuant to Paragraph V. B, above, and the portion of the unpaid principal renewed and rearranged as a separate, amortizing loan will never exceed the original principal amount of the Note currently evidencing the line of credit extended to Borrower under this Agreement ($35,000,000.00).”

8 The Loan shall be governed by and subject to all of the terms, covenants and conditions of the Loan Agreement, as amended, and by the terms of the promissory note described in paragraph 4 above, and be secured by all of the same liens, pledges, assignments and security interests as are provided in the Promissory Note and the Loan Agreement, as amended, and in the security documents referenced therein. Borrower hereby grants, renews and ratifies all such liens, pledges, assignments and security interests in favor of Lender as continuing security for the indebtedness of Borrower under the Loan Agreement, as amended.

9. Borrower and Lender hereby renew, ratify, and confirm all of the warranties, covenants and agreements contained in the Loan Agreement, as amended, except to the extent modified by the terms of this Amendment thereto. The Loan Agreement, as so amended, and the documents referenced therein constitute the sole and only agreement of the parties hereto and supersedes any prior oral understandings or agreements between the parties respecting the subject matter of this agreement. This Amendment, together with the Loan Agreement and all prior amendments thereto, shall apply to and govern the extensions of credit described herein and all renewals, extensions and rearrangements of such indebtedness of Borrower to Lender.

EXECUTED on the date first hereinabove mentioned.

MITCHAM INDUSTRIES, INC.

By: /s/ Billy F. Mitcham, Jr.
Billy F. Mitcham, Jr.
Its: President

BORROWER

FIRST VICTORIA NATIONAL BANK

By: /s/ Herschel Vansickle
Herschel Vansicle
Its: Sr.Vice-President

LENDER

STATE OF TEXAS	§
COUNTY OF	§

This instrument was acknowledged before me on      , 2010, by Billy F. Mitcham, Jr., as President of Mitcham Industries, Inc., on behalf of said corporation.

Notary Public, State of Texas

STATE OF TEXAS	§
COUNTY OF VICTORIA	§

This instrument was acknowledged before me on      , 2010, by      , as        of First Victoria National Bank, on behalf of said corporation.

Notary Public, State of Texas

EXHIBIT A

PROMISSORY NOTE

$35,000,000.00 Victoria, Texas July 27, 2010

FOR VALUE RECEIVED, the undersigned, hereinafter called “Borrower,” whether one or more, jointly and severally, hereby promise to pay to the order of First Victoria National Bank, hereinafter called “Lender,” at its banking house in the City of Victoria, in Victoria County, Texas, the sum of Thirty-Five Million Dollars ($35,000,000.00) with interest thereon from date of advance until paid as hereinafter provided. All past due interest shall bear interest from maturity until paid at the same rate as the principal.

This note shall bear interest at a rate of One-half of One percent (0.5%) above the prime rate published in the Wall Street Journal as being the base rate on corporate loans established by a selected number of the largest banks in the United States, as such published prime rate is determined daily by the payee. In the event more than one such prime rate is published by the Wall Street Journal, the highest of such rates shall be used to determine the interest rate on this note. No representation is made that such prime rate is the lowest or best rate charged by any bank to its customers. In the event the prime rate published by the Wall Street Journal should cease to be available for any reason, the payee shall select an index comparable to such prime rate to determine the rate of interest on this note.

It is contemplated by the parties hereto that this note will evidence a revolving line of credit and that advances and re-advances following payment of principal will be made by Lender to Borrower, from time to time from the date hereof to the maturity date of this note. Said advances will be made up to the principal amount of this note, but the aggregate outstanding balance of said advances at any one time will never exceed the principal amount of this note. Additional terms of advances are contained in a Loan Agreement dated September 24, 2008, as amended by First and Second Amendment thereto. The Borrower agrees to pay the interest accruing on such advances from the date or dates thereof at the rate stipulated herein to the Lender according to the terms hereof.

Notwithstanding any other provision in this note or any other loan document to the contrary, Lender shall not charge or collect and Lender does not intend to contract for interest in excess of that permitted by law for loans of this kind, and to prevent such occurrence, Lender will, at maturity or an earlier final payment of this note, determine the total amount of interest that can be lawfully charged or collected by applying the highest lawful rate of interest to the full periodic balances of principal for the period each is outstanding and unpaid and compare such amount with the total interest that has accrued under the terms of this note, and, if necessary, to prevent usury, reduce the total amount of interest payable by Borrower to the lesser amount. If the amount of interest that has been collected exceeds the lawful amount, Lender shall either make direct refund of such excess to Borrower or credit it against other sums owed by Borrower to Lender, whichever Lender deems appropriate. If at any time the rate of interest provided for in this note shall exceed the highest lawful rate, then any subsequent adjustment in the rate of interest on this note under the terms hereof will not reduce the rate of interest below the highest lawful rate until the total amount of interest accrued on this note equals the amount of interest, which would have accrued if there had been no limitation to the highest lawful rate. As used herein, the term “highest lawful rate” means the greatest of the rates of interest from time to time permitted under applicable law. Interest on this note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

All interest accruing on the amounts of principal advanced hereunder shall be due in twenty-three (23) consecutive monthly installments in the amount of the accrued and unpaid interest on the date such installment is due, with the first of such installments being due on the 31st day of July, 2010, and a like installment becoming due on the last day of each succeeding calendar month thereafter until the 31st day of May, 2012, when the entire then remaining unpaid principal balance of this note and all accrued interest shall be due. This note shall be due in any event on or before the 31st day of May, 2012.

This note is partly in renewal, extension and rearrangement but not in extinguishment of the unpaid balance owing on a Promissory Note dated September 24, 2008, executed by Borrower and payable to the order of Lender in the original principal sum of $25,000,000.00, as modified by Modification Agreement dated to be effective March 24, 2010, and evidencing a line of credit governed by a Loan Agreement of the same date and secured by a Security Agreement of the same date covering all assets of Borrower and by a Lease and Rental Assignment of the same date covering all equipment leases of Borrower. The unpaid balance of said note and the liens, pledges, assignments and security interests securing the same are hereby taken up, renewed and extended for the security of this note.

This note is secured by the Security Agreement dated September 24, 2008 between Borrower and Lender by which Borrower granted a security interest in all assets of Borrower, and by the Lease and Rental Assignment of the same date from Borrower to Lender by which Borrower granted security interests in all of its equipment leases, now owned or hereafter acquired by Borrower. Reference is here made to said Security Agreement and said Lease and Rental Assignment for all purposes. This note and the security therefor is also governed by the Loan Agreement dated September 24, 2008 between the Borrower and Lender. as amended from time to time.

As the term “Lender” is used in this note, it shall be construed to refer to Lender or to any current owner of this note, if other than Lender.

It is agreed that time is of the essence of this agreement, and that in the event of default in the payment of any installment of principal or interest which may be provided for hereunder, as the same becomes due and payable, Lender may declare the entire unpaid principal balance plus all accrued but unpaid interest due hereon immediately due and payable, and failure to exercise said option shall not constitute a waiver on the part of Lender of the right to exercise the same at any other time.

Should default be made in the payment of this note as the same becomes due or is declared due under the terms hereof, and should this note then be placed in the hands of an attorney for collection, or should this note be collected by suit or through the probate court, bankruptcy court, or other judicial proceedings, then the undersigned agree and promise to pay reasonable attorney’s fees incurred by Lender herein in the collection of this note in addition to the principal and interest then owing.

This note, or any part hereof, may be paid before maturity at any time, and on the payment or collection of this note, no unearned interest shall be paid or collected.

Borrower and any and all co-makers, endorsers, guarantors and sureties hereby acknowledge their understanding that, unless waived, they have the right to notice of Lender’s intent to accelerate the principal balance due on this note, the right to notice of actual acceleration of the principal balance of this note, and the right to presentment of this note by Lender’s demand for payment. Borrower and any and all co-makers, endorsers, guarantors, and sureties further acknowledge their understanding that they may waive these rights by their signatures on this note or on their respective contracts and they do hereby severally waive their rights to notice of intent to accelerate, their rights to notice of acceleration, and their rights to presentment or other demand for payment. Borrower and any and all co-makers, endorsers, guarantors, and sureties further severally waive notice of protest, protest, demand and the filing of suit hereon for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them, or any of them, and each agrees that his, her, or its liability on or with respect to this note shall not be affected by any release or discharge of any other maker, endorser, guarantor, or surety or by any release of or change in any security at any time existing or by any failure to perfect or to maintain perfection of any lien on or security interest in any such security, or any change in the Loan Agreement.

MITCHAM INDUSTRIES, INC.

By:
BILLY F. MITCHAM, JR.
Its: President

EXHIBIT B

PROMISSORY NOTE

$      Victoria, Texas       , 20

The undersigned, hereinafter called “Borrower,” whether one or more, jointly and severally, hereby promise to pay to the order of First Victoria National Bank, hereinafter called “Lender,” at its banking house in the City of Victoria, in Victoria County, Texas, the sum of $     , with interest thereon from date until paid as hereinafter provided. All past due interest shall bear interest at the same rate as the principal.

This note shall bear interest at a rate One-Half of One Percent (0.5%) over the prime rate published in the Wall Street Journal as being the base rate on corporate loans established by a selected number of the largest banks in the United States, as such published prime rate is determined annually by Lender on the date thirty (30) days in advance of the “Adjustment Date” as hereinafter defined. In the event more than one such prime rate is published by the Wall Street Journal, the highest of such rates shall be used to determine the interest rate on this note. No representation is made that such prime rate is the lowest or best rate charged by any bank to its customers. In the event the prime rate published in the Wall Street Journal should cease to be available for any reason, Lender shall select an index comparable to such prime rate to determine the rate of interest on this note on the next Adjustment Date.

The first adjustment of the interest rate on this note shall become effective on the       day of       , 20      , and subsequent adjustments shall become effective on the same calendar day, hereinafter called the “Adjustment Date,” of each succeeding year thereafter. On the date thirty (30) days in advance of the Adjustment Date each year, Lender shall determine the rate of interest which this note shall bear from such Adjustment Date until the next Adjustment Date.

Notwithstanding any other provision in this note or any other loan document to the contrary, Lender shall not charge or collect and Lender does not intend to contract for interest in excess of that permitted by law for loans of this kind by Lender, and to prevent such occurrence, Lender will, at maturity or an earlier final payment of this note, determine the total amount of interest that can be lawfully charged or collected by applying the highest lawful rate of interest to the full periodic balances of principal for the period each is outstanding and unpaid and compare such amount with the total interest that has accrued under the terms of this note, and, if necessary, to prevent usury, reduce the total amount of interest payable by Borrower to the lesser amount. If the amount of interest that has been collected exceeds the lawful amount, Lender shall either make direct refund of such excess to Borrower or credit it against other sums owed by Borrower to Lender, whichever Lender deems appropriate. If at any time the rate of interest provided for in this note shall exceed the highest lawful rate, then any subsequent adjustment in the rate of interest on this note under the terms hereof will not reduce the rate of interest below the highest lawful rate until the total amount of interest accrued on this note equals the amount of interest, which would have accrued if there had been no limitation to the highest lawful rate. As used herein, the term “highest lawful rate” means the greatest of the rates of interest from time to time permitted under applicable law. Interest on this note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

This note is payable in forty-eight (48) consecutive monthly installments of principal and interest in an amount sufficient to repay the entire principal and accrued interest by the maturity date of this note. The first of such installments shall become due on the        day of      , 20      , and a like installment shall become due on the same day of each succeeding calendar month thereafter until the entire unpaid principal and accrued interest has been paid in full. These installments shall be in the amount of $      each, including interest, until the first adjustment of the interest rate. Thereafter, on the Adjustment Date each year, as the rate of interest is determined, the amount of the monthly installments shall be adjusted as required by Lender so that such installments shall be in substantially equal amounts and sufficient to amortize the indebtedness by the maturity date.

The final installment on this note shall be due, if not sooner paid on the        day of      , 20      .

If Lender has not received the full amount of any monthly installment by the end of ten (10) calendar days after the date it is due, Borrower shall pay a late charge to Lender in the amount of five percent (5.00%) of the late installment of principal and interest or a maximum of Fifty Dollars ($50.00).

This note is in renewal, extension and rearrangement but not in extinguishment of a portion of the unpaid balance owing on a Promissory Note dated July   , 2010, executed by Borrower and payable to the order of Lender in the original principal sum of $35,000,000.00 and evidencing a line of credit governed by a Loan Agreement between Borrower and Lender dated September 24, 2008, as amended and secured by a Security Agreement covering all assets of Borrower and by a Lease and Rental Assignment covering all equipment leases of Borrower. The portion of the unpaid balance of said note represented by the amount of this note and the liens, pledges and security interests securing the same are hereby taken up, renewed and extended for the security of this note.

This note is governed by and secured as provided in the Loan Agreement between Borrower and Lender dated September 24, 2008, as it now exists or is hereinafter amended, and all of the covenants of Borrower contained therein will apply to the indebtedness evidenced by this note and all security interests, liens and collateral assignments described in the Loan Agreement will secure this note.

As the term “Lender” is used in this note, it shall be construed to refer to Lender or to any current owner of this note, if other than Lender.

It is agreed that time is of the essence of this agreement, and that in the event of default in the payment of any installment of principal or interest which may be provided for hereunder, as the same becomes due and payable, Lender may declare the entire unpaid principal balance plus all accrued but unpaid interest due hereon immediately due and payable, and failure to exercise said option shall not constitute a waiver on the part of Lender of the right to exercise the same at any other time.

Should default be made in the payment of this note as the same becomes due or is declared due under the terms hereof, and should this note then be placed in the hands of an attorney for collection, or should this note be collected by suit or through the probate court, bankruptcy court, or other judicial proceedings, then the undersigned agree and promise to pay reasonable attorney’s fees incurred by Lender herein in the collection of this note in addition to the principal and interest then owing.

This note, or any part hereof, may be paid before maturity at any time, and on the payment or collection of this note, no unearned interest shall be paid or collected.

Borrower and any and all co-makers, endorsers, guarantors and sureties hereby acknowledge their understanding that, unless waived, they have the right to notice of Lender’s intent to accelerate the principal balance due on this note, the right to notice of actual acceleration of the principal balance of this note, and the right to presentment of this note by Lender’s demand for payment. Borrower and any and all co-makers, endorsers, guarantors, and sureties further acknowledge their understanding that they may waive these rights by their signatures on this note or on their respective contracts and they do hereby severally waive their rights to notice of intent to accelerate, their rights to notice of acceleration, and their rights to presentment or other demand for payment. Borrower and any and all co-makers, endorsers, guarantors, and sureties further severally waive notice of protest, protest, demand and the filing of suit hereon for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them, or any of them, and each agrees that his, her, or its liability on or with respect to this note shall not be affected by any release or discharge of any other maker, endorser, guarantor, or surety or by any release of or change in any security at any time existing or by any failure to perfect or to maintain perfection of any lien on or security interest in any such security.

MITCHAM INDUSTRIES, INC.

By—

Billy F. Mitcham, Jr.

Its President